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                                                                     Exhibit 5.1

            [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]


November 5, 2003

IPC Acquisition Corp.
88 Pine Street
New York, NY 10005

Ladies and Gentlemen:

            We have acted as special counsel for IPC Acquisition Corp., a Delaware corporation (the "Company"), and each of the guarantors listed on Schedule A hereto (the "Guarantors") in connection with the filing of the Company's Registration Statement on Form S-1 (as amended, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to (i) offers and sales of an indeterminate amount of the Company's 11.50% Senior Subordinated Notes due 2009 (the "Notes") in connection with market-making transactions by and through Goldman, Sachs & Co., and (ii) the addition of certain of the Company's subsidiaries as co-registrants under the Registration Statement. All capitalized terms used herein that are defined in, or by reference in, the Indenture (as defined below) have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

            In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and the Guarantors and others as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

            (a) the Indenture, dated December 20, 2001 (as amended, supplemented, or otherwise modified from time to time, the "Indenture"), among the Company, the Guarantors and The Bank of New York (the "Trustee");
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            (b)   the Notes; and

            (c)   the Guarantees.

            The documents referred to in items (a) through (c) above, inclusive, are referred to herein collectively as the "Documents."

            In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and the Guarantors and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

            To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the Notes have been duly authenticated and delivered by the Trustee, (ii) all of the parties to the Documents (other than the Company and the Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby, (iii) the Documents have been duly authorized, executed and delivered by all of the parties thereto (other than the Company and the Guarantors) and constitute valid and binding obligations of all the parties thereto (other than the Company and the Guarantors) enforceable against such parties in accordance with their respective terms, and (iv) all of the parties to the Documents (other than the Company and the Guarantors) will comply with all laws applicable thereto.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            1. The Notes have been duly authorized and, assuming due execution, authentication, issuance and delivery in accordance with the terms of the Indenture, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

            2. The Guarantees of the Notes have been duly authorized and, assuming due execution of the Guarantees and due authentication, execution, issuance and delivery of the Notes in accordance with the terms of the Indenture, constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

            The opinions set forth above are subject to the following qualifications:

            (A) We express no opinion as to the validity, binding effect or enforceability of any provision of the Notes, the Indenture or the Guarantees relating to indemnification, contribution or exculpation;


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            (B) We express no opinion as to the validity, binding effect or enforceability of any provision of the Notes, the Indenture or the
            Guarantees:

                  (i) containing any purported waiver, release, variation,
            disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of such agreements to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

                  (ii) related to (I) forum selection or submission to
            jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent the validity, binding effect or enforceability of any provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the law and choice of law principles of the State of New York;

                  (iii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement; and

                  (iv) purporting to give any person or entity the power to
            accelerate obligations without any notice to the obligor.

            (C) Our opinions above are subject to the following:

                  (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights and remedies generally;

                  (ii) general principles of equity (including, without
            limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

                  (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors' rights and remedies generally.


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            (D) Provisions in the Guarantees or the Indenture that provide that the Guarantors' liability thereunder shall not be affected by (i) amendments to, or waivers of, provisions of documents governing the guaranteed obligations, (ii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, or (iii) actions or failures to act on the part of the holders or Trustee, which might not be enforceable if such amendments, waivers, actions, events or circumstances change the essential nature of the terms and conditions of the obligation and guarantee of the Guarantors under the Guarantees.

            (E) We have assumed that consideration that is fair and sufficient to support the Guarantees of each Guarantor under the Guarantees and the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

            The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York and, to the extent relevant, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, each as currently in effect, together with applicable provisions of the Constitution of the State of Delaware and relevant decisional law. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

            The opinions expressed herein are solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                                                    Very truly yours,

                                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                        By: /s/ Steven G. Scheinfeld
                                            ------------------------------------
                                                Steven G. Scheinfeld


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                                   SCHEDULE A
                              SUBSIDIARY GUARANTORS

                          IPC Information Systems, Inc.
                                IPC Funding Corp.
                      IPC Information Systems Far East Inc.
                               V Band Corporation
                     IPC Information Systems Holdings, Inc.
                   IPC Information Systems Holdings USA, Inc.
                     IPC Information Systems Services, Inc.
                    IPC Information Systems Holdings, L.L.C.
                  IPC Information Systems Holdings USA, L.L.C.
                    IPC Information Systems Services, L.L.C.
                             Gains Acquisition Corp.
                          Gains International (US) Inc.